EXHIBIT 99.1

PROXY                                                                                                                                                                           PROXY

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR SPECIAL MEETING OF STOCKHOLDERS —                , 2002

The undersigned hereby appoints Andrea Fike and Thomas G. Grudnowski, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair, Isaac and Company, Incorporated that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on                                , 2002, or any postponement or adjournment thereof.  The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies.

(Continued, and to be signed on the other side)

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Please mark your votes as indicated in this example ☒
To approve the proposed issuance of shares of common stock to stockholders of HNC Software Inc. in connection with the merger between HNC and a wholly-owned subsidiary of Fair, Isaac.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
I PLAN TO ATTEND THE MEETING ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

(Note: Sign exactly as your name appears on this proxy card, if shares are held jointly each holder should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If corporation or partnership, please sign in firm name by authorized person.)

Signature(s) Dated , 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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